UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2022 (February 7, 2022)

Oaktree Specialty Lending Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2022, Oaktree Specialty Lending Corporation (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) by and among the Company, Oaktree Fund Advisors, LLC, Oaktree Fund Administration, LLC and Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc., as placement agents (collectively, the “Placement Agents”), in connection with the issuance and sale by the Company of shares of common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $125.0 million (the “Offering”). Sales of the Common Stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Select Market or similar securities exchanges or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. Pursuant to the Equity Distribution Agreement, the Placement Agents will receive a commission from the Company of up to 1.50% of the gross sales price of shares of Common Stock. If the Company sells shares of Common Stock with an aggregate offering price of $125.0 million, the Company anticipates that its net proceeds, after deducting Placement Agents’ commissions and estimated Offering expenses of approximately $0.4 million payable by the Company, will be approximately $122.7 million.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-234798) previously filed with the Securities and Exchange Commission, as supplemented by a prospectus supplement dated February 7, 2022. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description above is only a summary of the material provisions of the Equity Distribution Agreement and is qualified in its entirety by reference to a copy of the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Equity Distribution Agreement, dated February 7, 2022, by and among Oaktree Specialty Lending Corporation, Oaktree Fund Advisors, LLC, Oaktree Fund Administration, LLC, Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc.

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: February 7, 2022	By:	/s/ Christopher McKown
Name: Christopher McKown
Title: Chief Financial Officer and Treasurer